Exhibit 99.2

SEMPRA
Table F

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Three months ended December 31, 2024	Sempra California	Sempra Texas Utilities(1)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,360		$416	$3,776	$(18)	$3,758
Depreciation and amortization	(548)		(76)	(624)	(2)	(626)
Interest income	2		6	8	6	14
Interest expense(2)	(221)		243	22	(127)	(105)
Income tax (expense) benefit	(94)		97	3	(285)	(282)
Equity earnings	—	$136	219	355	19	374
Earnings attributable to noncontrolling interests	—	—	(313)	(313)	—	(313)
Other segment items(3)	(1,798)	(1)	(333)	(2,132)	(23)	(2,155)
Earnings (losses) attributable to common shares	$701	$135	$259	$1,095	$(430)	$665

Three months ended December 31, 2023	Sempra California	Sempra Texas Utilities(1)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total

Revenues	$2,920		$586	$3,506	$(15)	$3,491
Depreciation and amortization	(502)		(71)	(573)	(3)	(576)
Interest income	5		18	23	6	29
Interest expense(2)	(205)		(2)	(207)	(107)	(314)
Income tax benefit (expense)	95		(118)	(23)	32	9
Equity earnings	—	$148	207	355	40	395
Earnings attributable to noncontrolling interests	—	—	(108)	(108)	—	(108)
Other segment items(3)	(1,813)	(2)	(381)	(2,196)	7	(2,189)
Earnings (losses) attributable to common shares	$500	$146	$131	$777	$(40)	$737
(1)    Substantially all earnings attributable to common shares are from equity earnings.
(2)    Sempra Infrastructure includes net unrealized gains (losses) from undesignated interest rate swaps related to the PA LNG Phase 1 project.
(3)    Includes cost of natural gas, cost of electric fuel and purchased power, operation and maintenance expense (O&M), franchise fees and other taxes, and other income (expense), net, for Sempra California; O&M, interest expense, and income tax (expense) benefit for Sempra Texas Utilities related to activities at the holding company; and cost of natural gas, energy-related businesses cost of sales, O&M, franchise fees and other taxes, and other income (expense), net, for Sempra Infrastructure.

SEMPRA
Table F (Continued)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Year ended December 31, 2024(1)	Sempra California	Sempra Texas Utilities(2)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total

Revenues	$11,382		$1,882	$13,264	$(79)	$13,185
Depreciation and amortization	(2,133)		(297)	(2,430)	(7)	(2,437)
Interest income	14		25	39	22	61
Interest expense(3)	(848)		243	(605)	(444)	(1,049)
Income tax (expense) benefit	(184)		164	(20)	(199)	(219)
Equity earnings	—	$788	802	1,590	19	1,609
Earnings attributable to noncontrolling interests	—	—	(638)	(638)	—	(638)
Other segment items(4)	(6,385)	(7)	(1,270)	(7,662)	(33)	(7,695)
Earnings (losses) attributable to common shares	$1,846	$781	$911	$3,538	$(721)	$2,817

Year ended December 31, 2023(1)	Sempra California	Sempra Texas Utilities(2)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total

Revenues	$13,761		$3,071	$16,832	$(112)	$16,720
Depreciation and amortization	(1,937)		(281)	(2,218)	(9)	(2,227)
Interest income	24		43	67	22	89
Interest expense(3)	(782)		(129)	(911)	(398)	(1,309)
Income tax benefit (expense)	31		(673)	(642)	152	(490)
Equity earnings	—	$701	740	1,441	40	1,481
Earnings attributable to noncontrolling interests	—	—	(543)	(543)	—	(543)
Other segment items(4)	(9,350)	(7)	(1,351)	(10,708)	17	(10,691)
Earnings (losses) attributable to common shares	$1,747	$694	$877	$3,318	$(288)	$3,030
(1)     Derived from audited financial statements.
(2)    Substantially all earnings attributable to common shares are from equity earnings.
(3)    Sempra Infrastructure includes net unrealized gains (losses) from undesignated interest rate swaps related to the PA LNG Phase 1 project.
(4)    Includes cost of natural gas, cost of electric fuel and purchased power, O&M, franchise fees and other taxes, other income (expense), net, and preferred dividends for Sempra California; O&M, interest expense, and income tax (expense) benefit for Sempra Texas Utilities related to activities at the holding company; and cost of natural gas, energy-related businesses cost of sales, O&M, franchise fees and other taxes, and other income (expense), net, for Sempra Infrastructure.